Exhibit 99.1

One Medical Announces Results for Fourth Quarter and Full Year 2019

•	Fourth Quarter 2019 Net Revenue of $77.4 Million, a 33% Increase Year-Over-Year
•	Full Year 2019 Net Revenue of $276.3 Million, a 30% Increase Year-Over-Year
•	2019 Ending Membership Count of Approximately 422 Thousand, a 22% Increase Year-Over-Year
•	Provides Q1 2020 Guidance
•	Announces Plan to Expand into Austin

SAN FRANCISCO – March 18, 2020 – 1Life Healthcare, Inc. (One Medical) (Nasdaq: ONEM) today announced financial results for the fourth quarter and full year ended December 31, 2019.

“We continue to demonstrate the power of One Medical’s model to transform healthcare for all key stakeholders with our unique combination of seamless digital health and inviting in-office care,” said Amir Dan Rubin, Chair & CEO & President of One Medical. “Moreover, One Medical has further demonstrated to be an extraordinary model during these extraordinary times as members and employers turn to us for care and insights.”

Financial Highlights for the Fourth Quarter 2019

All comparisons, unless otherwise noted, are to the three months ended December 31, 2018.

•	Membership count as of year-end was approximately 422 thousand compared to approximately 346 thousand, a 22% increase.
•	Net Revenue was $77.4 million compared to $58.0 million, a 33% increase.
•	Care Margin was $28.4 million compared to $22.3 million, a 27% increase; Loss from Operations was $19.0 million compared to $19.9 million, a 5% decrease.
•	Adjusted EBITDA was a loss of $9.4 million compared to a loss of $6.8 million, a 37% increase; Net Loss was $19.5 million compared to $18.6 million, a 5% increase.
•

Cash and Short-term Marketable Securities as of year-end were $146.5 million. This balance does not include the $263.4 million in net proceeds generated from the company’s initial public offering on January 31, 2020.

•	Notes Payable as of year-end were $3.3 million.

Financial Highlights for the Full Year 2019

All comparisons, unless otherwise noted, are to the twelve months ended December 31, 2018.

•	Net Revenue was $276.3 million compared to $212.7 million, a 30% increase.
•	Care Margin was $108.6 million compared to $76.5 million, a 42% increase; Loss from Operations was $54.1 million compared to $45.0 million, a 20% increase.
•	Adjusted EBITDA was a loss of $25.0 million compared to a loss of $13.9 million, a 79% increase; Net Loss was $53.7 million compared to $45.5 million, an 18% increase.

Financial Outlook

One Medical provides forward-looking guidance on membership count, total net revenue, care margin, and adjusted EBITDA. Care margin and adjusted EBITDA are non-GAAP measures.

For the first quarter of 2020, we expect:

•	Ending Membership count between 443 thousand to 447 thousand,
•	Total Net Revenue between $74.0 million and $77.0 million,
•	Care Margin between $22.0 million and $25.0 million, and,
•	Adjusted EBITDA between a loss of $18.0 million and a loss of $15.0 million.

For the full year of 2020, we expect:

•	Ending Membership count between 495 thousand to 510 thousand.

Management has not provided revenue, care margin, or adjusted EBITDA guidance for 2020 because of uncertainties around the duration and extent of the continued COVID-19 pandemic and related community self-isolation practices and any impact that these two items may have on the company’s financial performance for full year 2020.

Management has not reconciled forward-looking non-GAAP care margin and adjusted EBITDA to their most directly comparable GAAP measures of loss from operations and net loss, respectively. This is because we cannot predict with reasonable certainty the ultimate outcome of certain GAAP components of such reconciliations, including market-related assumptions that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of the future directly comparable GAAP measures. See below for additional important disclosures regarding our non-GAAP financial measures.

Quarterly Conference Call Details

The company will host a conference call to review the results today, Wednesday, March 18, 2020 at 2:00 p.m. (PT) / 5:00 p.m. (ET) to discuss its financial results. A live audio webcast and a supplemental presentation will be available online at https://investor.onemedical.com. The conference call can also be accessed by dialing 1-800-258-1651 for U.S. participants, or 1-612-979-9928 for international participants, and referencing participant code 9174566. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

Key Metrics and Non-GAAP Financial Measures

Members: a member is a person who has paid for membership themselves or an employee or dependent whose membership has been paid for by an enterprise client and who has registered with us. Members help drive membership revenue, partnership revenue and patient service revenue. We believe growth in the number of members is a key indicator of the performance of our business. Our Membership depends, in part, on our ability to successfully market our services directly to consumers and to employers that are not yet enterprise clients and our activation rate within existing clients. While growth in the number of members is an important indicator of expected revenue growth, it also informs our management of the areas of our business that will require further investment to support expected future member growth.

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

Care Margin: we define care margin as loss from operations excluding depreciation and amortization, general and administrative expense and sales and marketing expense. We consider care margin to be an important measure to monitor our performance, specific to the direct costs of delivering care. We believe this margin is useful to measure whether we are controlling our direct expenses included in the provision of care sufficiently and whether we are effectively pricing our services. We have provided below a reconciliation of historical care margin to loss from operations, its most directly comparable GAAP financial measure.

Adjusted EBITDA: we define adjusted EBITDA as net loss excluding interest income, interest expense, depreciation and amortization, stock-based compensation, change in the fair value of our redeemable convertible preferred stock warrant liability and provision for income taxes. We report adjusted EBITDA because it is an important measure upon which our management assesses and believes investors should assess our operating performance. We consider adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We have provided below a reconciliation of historical adjusted EBITDA to net loss, its most directly comparable GAAP financial measure.

Available Information

One Medical intends to use its Company website (including its Investor Relations website) as well as its Facebook, Twitter and LinkedIn accounts as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations, financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our beliefs and assumptions only as of the date of this letter.  These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: the strength of the One Medical brand; member satisfaction with our services and support; the effects of the COVID-19 pandemic and related self-isolation and quarantine measures on our business and future growth and results of operations; anticipated membership growth; changes in the pricing we offer our members; our relationships with our health network partners and enterprise clients and any changes to or terminations of our contracts with the health network partners or enterprise clients; our ability to improve cost of care and margins, including timing and expenses of new office openings and entry into new geographic markets; changes in laws or regulations; our involvement in litigation, including medical malpractice claims and consumer class actions; any governmental investigations or inquiries into or challenges to our relationships with the One Medical PCs under the administrative services agreements; our strategic plan; our financial outlook for the first quarter of 2020; our focus areas for investment and our investments; and our overall business trajectory.  These risks are not exhaustive. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed or will file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2019. These filings, when available, are available on the investor relations section of our website at investor.onemedical.com and on the SEC’s website at www.sec.gov.

About One Medical

One Medical is a membership-based and technology-powered primary care platform with seamless digital health and inviting in-office care, convenient to where people work, shop, live, and click. Our vision is to delight millions of members with better health and better care while reducing costs. Our mission is to transform health care for all through our human-centered, technology-powered model.

Headquartered in San Francisco, 1Life Healthcare, Inc. is the administrative and managerial services company for the affiliated One Medical physician owned professional corporations that deliver medical services in-office and virtually. 1Life and the One Medical entities do business under the “One Medical” brand.

Investor Contacts:

Rose Salzwedel, One Medical

Director of Investor Relations

investor@onemedical.com

(206) 331-2211

Westwicke

Bob East or Asher Dewhurst

(443) 223-0500

onemedical@westwicke.com

Media Contact:

Kristina Skinner, One Medical

Director of External Communications
Press@onemedical.com

650-743-5187

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)
Net revenue	$77,386	$58,042	$276,258	$212,678
Operating expenses:
Cost of care, exclusive of depreciation and amortization shown separately below	49,032	35,742	167,618	136,180
Sales and marketing (1)	10,690	11,415	39,520	25,789
General and administrative (1)	31,798	28,212	108,965	85,808
Depreciation and amortization	4,828	2,578	14,268	9,947
Total operating expenses	96,348	77,947	330,371	257,724
Loss from operations	(18,962)	(19,905)	(54,113)	(45,046)
Other income (expense), net:
Interest income	822	1,446	4,498	2,251
Interest expense	(81)	(178)	(474)	(804)
Change in fair value of redeemable convertible preferred stock warrant liability	(1,293)	20	(3,519)	(1,877)
Total other income (expense), net	(552)	1,288	505	(430)
Loss before income taxes	(19,514)	(18,617)	(53,608)	(45,476)
Provision for income taxes	4	10	87	25
Net loss	(19,518)	(18,627)	(53,695)	(45,501)
Less: Net loss attributable to noncontrolling interests	(92)	(198)	(1,141)	(1,086)
Net loss attributable to 1Life Healthcare, Inc. stockholders	$(19,426)	$(18,429)	$(52,554)	$(44,415)
Net loss per share attributable to 1Life Healthcare, Inc. stockholders — basic and diluted	$(1.03)	$(1.04)	$(2.84)	$(2.65)
Weighted average common shares outstanding — basic and diluted	18,787,197	17,765,001	18,476,127	16,735,541

(1) Includes stock-based compensation, as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)
Sales and marketing	$449	$534	$1,256	$552
General and administrative	4,297	9,945	13,621	20,629
Total	$4,746	$10,479	$14,877	$21,181

Components of Net Revenue:
	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)
Net revenue:
Net patient service revenue	$41,579	$39,218	$145,389	$144,080
Partnership revenue	21,707	7,325	78,734	25,408
Total net patient service and partnership revenue	63,286	46,543	224,123	169,488
Membership revenue	14,100	11,499	52,135	43,190
Net revenue	$77,386	$58,042	$276,258	$212,678

Statements of Operations Data as a Percentage of Net Revenue:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)
Net revenue	100%	100%	100%	100%
Operating expenses:
Cost of care, exclusive of depreciation and amortization shown separately below	63%	62%	61%	64%
Sales and marketing (1)	14%	20%	14%	12%
General and administrative (1)	41%	49%	39%	40%
Depreciation and amortization	6%	4%	5%	5%
Total operating expenses	125%	134%	120%	121%
Loss from operations	-25%	-34%	-20%	-21%
Other income (expense), net:
Interest income	1%	2%	2%	1%
Interest expense	0%	0%	0%	0%
Change in fair value of redeemable convertible preferred stock warrant liability	-2%	0%	-1%	-1%
Total other income (expense), net	-1%	2%	0%	0%
Loss before income taxes	-25%	-32%	-19%	-21%
Provision for income taxes	0%	0%	0%	0%
Net loss	-25%	-32%	-19%	-21%
Less: Net loss attributable to noncontrolling interests	0%	0%	0%	-1%
Net loss attributable to 1Life Healthcare, Inc. stockholders	-25%	-32%	-19%	-21%

(1)	Includes stock-based compensation, as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)
Sales and marketing	1%	1%	0%	0%
General and administrative	6%	17%	5%	10%
Total	6%	18%	5%	10%

Components of Net Revenue:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)
Net revenue:
Net patient service revenue	54%	68%	53%	68%
Partnership revenue	28%	13%	29%	12%
Total net patient service and partnership revenue	82%	80%	81%	80%
Membership revenue	18%	20%	19%	20%
Net revenue	100%	100%	100%	100%

*Percentages may not sum due to rounding.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share amounts)

	December 31,
	2019	2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$27,390	$36,692
Short-term marketable securities	119,146	193,869
Accounts receivable, net	30,455	15,971
Inventories	3,192	3,851
Prepaid expenses and other current assets	16,708	5,957
Total current assets	196,891	256,340
Restricted cash	1,922	1,939
Property and equipment, net	90,716	42,753
Right-of-use assets	108,046	—
Intangible assets, net	23	304
Goodwill	21,301	21,301
Other assets	8,249	3,682
Total assets	$427,148	$326,319
Liabilities, Redeemable Convertible Preferred Stock and Equity (Deficit)
Current liabilities:
Accounts payable	$13,853	$5,316
Accrued expenses	24,863	18,479
Deferred revenue	23,878	21,759
Operating lease liabilities, current	12,575	—
Notes payable, current	3,282	4,400
Other current liabilities	1,884	3,585
Total current liabilities	80,335	53,539
Operating lease liabilities, non-current	120,497	—
Notes payable, non-current	—	3,198
Redeemable convertible preferred stock warrant liability	7,220	3,701
Other non-current liabilities	639	11,633
Total liabilities	208,691	72,071
Commitments and contingencies
Redeemable convertible preferred stock (Series A, B, C, D, E, F, G, H and I), $0.001 par value; 89,338,425 shares authorized; 86,251,669 shares issued and outstanding as of December 31, 2019 (unaudited) and December 31, 2018; aggregate liquidation preference of $405,585 as of December 31, 2019 (unaudited) and December 31, 2018	402,488	402,488
Equity (deficit):
Common stock, $0.001 par value, 150,000,000 shares authorized; 18,951,416 and 18,135,457 shares issued and outstanding as of December 31, 2019 (unaudited) and December 31, 2018, respectively	19	18
Additional paid-in capital	93,945	76,029
Accumulated deficit	(281,068)	(228,449)
Accumulated other comprehensive income (loss)	38	(14)
Total stockholders' equity (deficit) attributable to 1Life Healthcare, Inc. stockholders'	(187,066)	(152,416)
Noncontrolling interests	3,035	4,176
Total equity (deficit)	(184,031)	(148,240)
Total liabilities, redeemable convertible preferred stock and equity (deficit)	$427,148	$326,319

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	Year Ended
	December 31,
	2019	2018
	(unaudited)
Cash flows from operating activities:
Net loss	$(53,695)	$(45,501)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for bad debts	-	3,237
Depreciation and amortization	14,268	9,947
Non-cash interest expense	84	148
Accretion of discounts and amortization of premiums on short-term investments, net	(3,359)	(1,631)
Change in fair value of redeemable convertible preferred stock warrant liability	3,519	1,877
Amortization of right-of-use assets	10,235	-
Stock-based compensation	14,877	13,942
Loss on disposal of equipment	75	110
Gain on lease termination	(6)	-
Changes in operating assets and liabilities:
Accounts receivable, net	(14,484)	(7,202)
Inventories	659	224
Prepaid expenses and other current assets	(1,027)	87
Other assets	(4,567)	26
Accounts payable	3,929	1,915
Accrued expenses	3,476	5,079
Deferred revenue	2,119	584
Operating lease liabilities	(8,087)	-
Other liabilities	310	(1,252)
Net cash used in operating activities	(31,674)	(18,410)
Cash flows from investing activities:
Purchases of property and equipment, net	(54,411)	(10,767)
Purchases of short-term marketable securities	(246,116)	(218,592)
Maturities of short-term marketable securities	324,250	52,600
Net cash provided by (used in) investing activities	23,723	(176,759)
Cash flows from financing activities:
Proceeds from the exercise of stock options	3,040	10,464
Proceeds from the exercise of redeemable convertible preferred and common stock warrants	-	307
Repurchase and retirement of common stock	-	(7,533)
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	-	216,664
Repayment of notes payable	(4,400)	(3,300)
Payment of principal portion of finance lease liability	(16)	-
Net cash provided by (used in) financing activities	(1,376)	216,602
Net (decrease) increase in cash, cash equivalents and restricted cash	(9,327)	21,433
Cash, cash equivalents and restricted cash at beginning of period	38,656	17,223
Cash, cash equivalent and restricted cash at end of period	29,329	$38,656
Supplemental disclosure of cash flow information:
Cash paid for interest	$414	$666
Supplemental disclosure of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued expenses	$9,093	$1,644
Settlement of redeemable convertible preferred stock warrant liability in connection with Series B warrant exercise	$-	$862
Unpaid deferred offering costs	$1,318	$-

Select Metrics (As of Period End)

	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2019	2019	2019	2018	2018	2018	2018
Members	422,000	397,000	379,000	364,000	346,000	323,000	309,000	290,000
Offices	83	77	71	71	71	70	70	69

RECONCILIATION OF LOSS FROM OPERATIONS TO CARE MARGIN

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(in thousands)
Loss from operations	$(18,962)	$(19,905)	$(54,113)	$(45,046)
Sales and marketing	10,690	11,415	39,520	25,789
General and administrative	31,798	28,212	108,965	85,808
Depreciation and amortization	4,828	2,578	14,268	9,947
Care margin	$28,354	$22,300	$108,640	$76,498
Care margin as a percentage of net revenue	37%	38%	39%	36%

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(in thousands)
Net loss	$(19,518)	$(18,627)	$(53,695)	$(45,501)
Interest income	(822)	(1,446)	(4,498)	(2,251)
Interest expense	81	178	474	804
Depreciation and amortization	4,828	2,578	14,268	9,947
Stock-based compensation	4,746	10,479	14,877	21,181
Change in fair value of redeemable convertible preferred stock warrant liability	1,293	(20)	3,519	1,877
Provision for income taxes	4	10	87	25
Adjusted EBITDA	$(9,388)	$(6,848)	$(24,968)	$(13,918)